BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St
Victoria BC
250 356-8626

Transition Application

Form 43
BUSINESS CORPORATIONS ACT
Section 437

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

J S Powell
July 21, 2004

FILING DETAILS: *Transition Application for:*
XERXES HEALTH CORP.

Filed Date and Time : **July 21, 2004 09:46 AM Pacific Time**

Transition Date and Time: **Transitioned on July 21, 2004 09:46 AM Pacific Time**

TRANSITION APPLICATION

This confirms there has been filed with the registrar all records necessary to ensure that the information in the corporate registry respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

Incorporation Number:
BC0649186

Name of Company:
XERXES HEALTH CORP.

NOTICE OF ARTICLES

Name of Company:

XERXES HEALTH CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
410 - 1333 W. BROADWAY
VANCOUVER BC V6H 4C1

Delivery Address:
410 - 1333 W. BROADWAY
VANCOUVER BC V6H 4C1

RECORDS OFFICE INFORMATION

Mailing Address:
410 - 1333 W. BROADWAY
VANCOUVER BC V6H 4C1

Delivery Address:
410 - 1333 W. BROADWAY
VANCOUVER BC V6H 4C1

DIRECTOR INFORMATION

Last Name, First Name Middle Name:
SALARI, HASSAN

Mailing Address:
501-1080 HOWE STREET
VANCOUVER BC V6Z 2T1

Delivery Address:
501-1080 HOWE STREET
VANCOUVER BC V6Z 2T1

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached